                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                               SEPTEMBER 22, 1999



                                EEX CORPORATION
             (Exact name of Registrant as specified in its charter)


    TEXAS                          1-12905                   75-2421863
(State or other                  (Commission              (I.R.S. Employer
jurisdiction of                  File Number)            Identification No.)
incorporation)



2500 CityWest Boulevard, Suite 1400, Houston, Texas             77042
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including Area Code          (713)243-3100
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ITEM 5.  Other Events

Set forth below is the text of a News Release issued by EEX Corporation on September 22, 1999:

EEX TEMPORARILY SUSPENDS MACKEREL DRILLING;
RIG MOVES TO LLANO APPRAISAL WELL

     HOUSTON, TEXAS (September 22, 1999) -- EEX Corporation (NYSE: EEX) will temporarily suspend further drilling of the well at its Mackerel Prospect on Mississippi Canyon Block 620 in order to conduct additional seismic and geological evaluations of the prospect using information obtained from the well. The well was drilled to an approximate depth of 11,000 feet. As part of the evaluation process, EEX will examine the feasibility of re-entering the well and sidetracking updip at a later date.

     After being released from the Mackerel location, the Glomar - Arctic I semi-submersible rig will move into the Garden Banks area and begin drilling the second appraisal well at Llano. This latest well will be located approximately one mile northwest of the discovery well location on Garden Banks Block 386.

     "The third well at Llano will test the western extent of this reservoir and is expected to be drilled to approximately 26,000 feet into the Lower Pliocene and Miocene sands encountered in the discovery well. The results from this well should provide the confirmation necessary to move ahead with a development plan for the Llano reserves," said David Henderson, Executive Vice President and Chief Operating Officer.

     EEX Corporation is an oil and natural gas exploration and production company with activities focused in Texas, the Gulf of Mexico and Indonesia.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              EEX Corporation

                                    By: /s/ T. E. Coats
                                       -------------------
                                        T. E. Coats
                                       Vice President and
                                       Controller


Date:  September 24, 1999